EXHIBIT 99.1

GALES INDUSTRIES
INCORPORATED

Michael A. Gales, Executive Chairman

631-968-5000 ext: 124

      GALES INDUSTRIES INCORPORATED ANNOUNCES FISCAL 2005 FINANCIAL RESULTS Successful 2006 Expected Based on F-35 Contracts Previously Announced

BAY SHORE, NY, April 19, 2006 - Gales Industries Incorporated (OTC BB: GLDS), a leading operating/holding and management services integrator group within the defense and aerospace field, today announced its financial results for the year ending December 31, 2005.

On November 30, 2005, Gales raised $9 million in a private placement that was used to complete six separate transactions, including the acquisition of AIR Industries Machining Corp. ("AIM"). On the date the acquisition closed, AIM also entered into a $14 million credit facility with PNC Business Credit, portions of which were used to acquire AIM's 5.4 acre, 76,000 sq. ft., three-building corporate campus and refinance outstanding indebtedness. Simultaneously, Gales also completed a reverse merger with Ashlin Development Corp.

Adjusted to include the results of AIM for the entire year, Gales' revenue for the year ended December 31, 2005 was $30.7 million, up from AIM's revenue of $24.8 million in the year ended December 31, 2004. Inclusive of AIM's results, pro forma gross profit in 2005 was just under $4.4 million, up from AIM's $3.5 million in 2004. Net income for 2005 (pro forma) was $225,000, or $0.01 per fully diluted share. For 2004, the pro forma net income was $484,000, also $0.01 per fully diluted share. The foregoing pro forma information reflects the results of operations of Gales as if the acquisition of AIM had occurred on January 1, 2004. These results are not necessarily indicative of the results that would have been obtained had Gales owned AIM for the entire year or the results to be expected for the upcoming year. Complete financial statements of Gales are available in the company's 10-KSB and included in this release is Gales' Statement of Operations for the year ended December 31, 2005. This Statement of Operations reflects the year's operations of Gales which was in a developing phase for the first eleven months of the year and only acquired AIM on November 30th and includes all of Gales' expenses for the year and the expenditures related to the transactions that occurred on November 30, 2005, generally of a non-recurring, one-time nature, totaling approximately $603,000, which were expensed in the month subsequent to the closing.


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

Gales' Executive Chairman, Michael A. Gales, continued, "We have completed the task of creating the framework for a successful aerospace/defense company. We acquired AIM and, as referenced above, completed a reverse merger with Ashlin Development Corp. and changed the name of the corporation. This provides us with a unified image that will make it easier for customers and the public to more readily recognize us in the marketplace, and the corporate domicile is now Delaware, which is extremely business friendly."

He added, "We believe that 2006 will be a successful first full year for Gales Industries. We base this belief on the contracts we have in hand for the drag brace assemblies and retract fitting assemblies on the main landing gear for the Marine Corps' F-35 JSF Short Take Off and Vertical Landing Aircraft (STOVL) and follow-on contracts for similar drag braces for the F-35 Conventional Take Off and Landing Aircraft (CTOL) to be deployed by the US Air Force. Combined, these could generate $17.1 million for Gales by 2011."

                                     -more-

Gales concluded, "Naturally, these contracts, plus existing contracts, and our current backlog over the ensuing 18 months of approximately $39 million, are only the beginning, and although there are no guarantees, we expect to announce a number of contracts of prospectively significant dimension in the near future. At the same time, we wish investors to understand that a major and implicit element part of our tactical plan is to rapidly advance our acquisitions strategy to enhance the dimensions of our organic growth."

ABOUT GALES INDUSTRIES INCORPORATED

Gales' strategy and attendant tactical plan is to execute consolidation among Tier III and IV aerospace/defense subcontractors. Gales offers a tailored exit strategy in exchange for qualified acquisitions and targets technically superior organizations in the $15-100 million annual revenue range. Gales is an operating/holding and management services integrator group within the defense/aerospace field, focusing on manufacturing, technical services and strategic product distribution opportunities.

Certain matters discussed in this press release are `forward-looking statements' intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates made by management with respect to the Company's critical accounting policies, regulatory delays, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

                           FINANCIAL TABLES TO FOLLOW


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

                          GALES INDUSTRIES INCORPORATED

                        Pro Forma Statement of Operations

                                                           Year Ended
                                                           December 31,
                                                   -----------------------------
                                                   (Unaudited)       (Unaudited)
                                                       2005              2004
                                                   -----------       -----------
Net sales                                          $30,735,103       $24,818,333

Cost of Sales                                       26,361,387        21,305,071
                                                   -----------       -----------

Gross profit                                         4,373,716         3,513,262

Operating costs and expenses
  Selling and marketing                                357,854           321,727
  General and Administrative                         2,583,375         1,519,008
                                                   -----------       -----------
Income from operations                               1,432,487         1,672,527

Other expenses
  Interest and financing costs                       1,056,317           862,729
                                                   -----------       -----------
Income before income taxes                             376,170           809,798

Provision for income taxes                             151,031           325,539
                                                   -----------       -----------
Net Income                                         $   225,139       $   484,259
                                                   ===========       ===========

Earnings per share
  Basic                                            $      0.02       $      0.03
                                                   ===========       ===========
  Diluted                                          $      0.01       $      0.01
                                                   ===========       ===========

Weighted average shares outstanding
  Basic                                             14,723,421        14,723,721
                                                   ===========       ===========
  Diluted                                           40,282,810        40,282,810
                                                   ===========       ===========


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

                          GALES INDUSTRIES INCORPORATED

                 Consolidated Balance Sheet at December 31, 2005

ASSETS

Current Assets
  Cash and Cash Equivalents                                                        $  1,058,416
  Accounts Receivable, Net of Allowance for Doubtful Accounts of $45,000              2,623,612
  Inventory                                                                          12,603,810
  Prepaid Expenses and Other Current Assets                                             210,124
  Deposits                                                                               65,595
                                                                                   ------------

Total Current Assets                                                                 16,561,557

  Property, Plant, and Equipment, net                                                 7,716,469
  Cash Surrender Value - Officer's Life                                                  66,216
  Deferred Financing Costs                                                              486,207
  Other Assets                                                                           41,306
  Goodwill                                                                            1,265,963
                                                                                   ------------
TOTAL ASSETS                                                                       $ 26,137,718
                                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts Payable and Accrued Expenses                                            $  5,294,629
  Advance Payment - Customers                                                           188,199
  Notes Payable - Current Portion                                                     6,322,665
  Notes Payable - Sellers - Current Portion                                             192,400
  Capital Lease Obligations - Current Portion                                           359,197
  Due to Sellers                                                                         91,232
                                                                                   ------------

Total current liabilities                                                            12,448,322

Long term liabilities
  Notes Payable - Net of Current Portion                                              3,648,131
  Notes Payable - Sellers - Net of Current Portion                                    1,434,862
  Capital Lease Obligations - Net of Current Portion                                    820,375
  Deferred Tax Liability                                                                676,394
                                                                                   ------------

Total liabilities                                                                    19,028,084
                                                                                   ------------

Commitments and contingencies

Stockholders' Equity

  Series A Convertible Preferred - $.001 Par value, 8,003,716 Shares Authorized               1
    900 Shares Issued and Outstanding as of December 31, 2005
    Liquidation Value, $ 18,060,000
  Common Stock - $.001 Par, 120,055,746 Shares Authorized
    14,723,421 Shares Issued and Outstanding as of December 31, 2005                     14,723
  Additional Paid-In Capital                                                          7,844,614
  Accumulated Deficit                                                                  (749,704)
                                                                                   ------------

Total Stockholders' Equity                                                            7,109,634
                                                                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $ 26,137,718
                                                                                   ============


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

                          GALES INDUSTRIES INCORPORATED

    Consolidated Statement of Operations for the Year Ended December 31, 2005

Net sales                                                          $  2,777,409

Cost of Sales                                                         2,539,433
                                                                   ------------

Gross profit                                                            237,976

Operating costs and expenses
  Selling and marketing                                                  34,987
  General and administrative                                            774,401
                                                                   ------------
Loss from operations                                                   (571,412)

Interest and financing costs                                            178,292
                                                                   ------------

Net Loss                                                               (749,704)

Less: Dividend attributable to preferred stockholders                    60,000
                                                                   ------------

Net Loss attributable to common stockholders                       $   (809,704)
                                                                   ============

Loss per share (basic and diluted)                                 $      (0.06)
                                                                   ============

Weighted average shares outstanding (basic and diluted)              12,722,060
                                                                   ============

                                     ######


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